EXHIBIT 32.1

CERTIFICATIONS OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the Chief Executive Officer and the Chief Financial Officer of Iridium Communications Inc. (the “Company”) each hereby certifies that, to the best of his knowledge:

1.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, to which this Certification is attached as Exhibit 32.1 (the “Form 10-K”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form 10-K fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Form 10-K and results of operations of the Company for the periods covered in the financial statements in the Form 10-K.

Dated: February 23, 2017

/s/ Matthew J. Desch	/s/ Thomas J. Fitzpatrick
Matthew J. Desch	Thomas J. Fitzpatrick
Chief Executive Officer	Chief Financial Officer and Chief Administrative Officer

This certification accompanies the Form 10-K and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.